As filed with the Securities and Exchange Commission on April 10, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARQULE, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3221586

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts 01801 (781) 994-0300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paolo Pucci
Chief Executive Officer
ArQule, Inc.
19 Presidential Way
Woburn, Massachusetts 01801
(781) 994-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter S. Lawrence President and Chief Operating Officer ArQule, Inc. 19 Presidential Way Woburn, Massachusetts 01801 (781) 994-0300	Richard E. Baltz Arnold & Porter LLP 555 12th Street NW Washington, DC 20004 (202) 942-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-166532

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	$10,098,500 (1)	$1,157.29 (2)

(1)
Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-166532), which was declared effective on May 24, 2010. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,098,500  is hereby registered, which includes shares issuable upon exercise of the underwriters’ over-allotment option.

(2)
Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, to register additional shares of our common stock, par value $0.01 per share, with an aggregate public offering price not to exceed $10,098,500, which represents 20% of the $50,492,500 of securities remaining under our registration statement on Form S-3 (File No. 333-166532) (the "initial registration statement"), which was declared effective by the Securities and Exchange Commission on May 24, 2010. In accordance with Rule 462(b), this registration statement incorporates by reference the initial registration statement, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herein.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Arnold & Porter LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on May 4, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on April 10, 2012.

ARQULE, INC.

By:	/s/ Paolo Pucci
Paolo Pucci
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE:	TITLE:	DATE:

/s/ Paolo Pucci	Chief Executive Officer and Director	April 10, 2012
Paolo Pucci	(Principal Executive Officer)

/s/ *	President and Chief Operating Officer	April 10, 2012
Peter S. Lawrence	(Principal Financial Officer)

/s/ *	Vice President of Finance, Corporate	April 10, 2012
Robert. J. Weiskopf	Controller and Treasurer
(Principal Accounting Officer)

/s/ *	Director — Chairman of the Board	April 10, 2012
Patrick J. Zenner

/s/ *	Director	April 10, 2012
Timothy C. Barabe

/s/ *	Director	April 10, 2012
Ronald M. Lindsay

/s/ *	Director	April 10, 2012
Michael D. Loberg

/s/ *	Director	April 10, 2012
William G. Messenger

/s/ Susan L. Kelley	Director	April 10, 2012
Susan L. Kelley

*By:	/s/ Paolo Pucci
Paolo Pucci Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Arnold & Porter LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on May 4, 2010)